                                                                    EXHIBIT 10.4

                                     FORM OF
                                LOCK-UP AGREEMENT

                                                             _____________, 1997



Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
World Financial Center
North Tower, 26th Floor
New York, New York 10281-1326

Dear Sirs,

         The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch") and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by Merrill Lynch and such other firms (the Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Tower Realty Trust, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public pursuant to a public offering (the "Offering"). Capitalized terms used but not otherwise defined in this letter agreement will have the meaning set forth in the Company's Registration Statement on Form S-11 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Shares.

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of Merrill Lynch, the undersigned will not (and, except as may be disclosed in the Prospectus, will not announce or disclose any intention to) directly or indirectly sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future) of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, including any units of limited partnership interest (the "OP Units") in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") beneficially owned by the undersigned as of the date of the closing of the Company's initial public offering, for a period of twenty-four (24) months after the later of (i) date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters and (ii) the date the Offering is consummated and closed. Prior to the expiration of such period, the undersigned will not publicly announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

         The undersigned agrees that the provisions of this agreement shall also be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Company and ________________________, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                                           Very truly yours,

                                           [INVESTOR]



                                           By:____________________________
                                           Name:
                                           Title:

                                       2--